Exhibit 99.3

J.P. Morgan 41 st Annual Healthcare Conference Aradhana Sarin Executive Director and Chief Financial Officer 9 January 2023

AstraZeneca (hereafter ‘the Group’) provides the following cautionary statement : this document contains certain forward - looking statements with respect to the operations, performance and financial condition of the Group, including, among other things, statements about expected revenues, margins, earnings per share or other financial or other measures . Although the Group believes its expectations are based on reasonable assumptions, any forward - looking statements, by their very nature, involve risks and uncertainties and may be influenced by factors that could cause actual outcomes and results to be materially different from those predicted . The forward - looking statements reflect knowledge and information available at the date of preparation of this document and the Group undertakes no obligation to update these forward - looking statements . The Group identifies the forward - looking statements by using the words 'anticipates', 'believes', 'expects', 'intends' and similar expressions in such statements . Important factors that could cause actual results to differ materially from those contained in forward - looking statements, certain of which are beyond the Group’s control, include, among other things : ability of the Group and CinCor to complete the transactions contemplated by the acquisition agreement, including the parties’ ability to satisfy the conditions to the consummation of the offer contemplated thereby and the other conditions set forth in the merger agreement ; statements about the expected timetable for completing the transaction ; the Group’s and CinCor’s beliefs and expectations and statements about the benefits sought to be achieved in the Group’s proposed acquisition of CinCor ; the potential effects of the acquisition on both the Group and CinCor ; the possibility of any termination of the acquisition agreement ; the expected benefits and success of baxdrostat and any combination product, the possibility that the milestone related to the contingent value right will not be achieved ; the risk of failure or delay in delivery of pipeline or launch of new medicines ; the risk of failure to meet regulatory or ethical requirements for medicine development or approval ; the risk of failure to obtain, defend and enforce effective IP protection and IP challenges by third parties ; the impact of competitive pressures including expiry or loss of IP rights, and generic competition ; the impact of price controls and reductions ; the impact of economic, regulatory and political pressures ; the impact of uncertainty and volatility in relation to the UK’s exit from the EU ; the risk of failures or delays in the quality or execution of the Group’s commercial strategies ; the risk of failure to maintain supply of compliant, quality medicines ; the risk of illegal trade in the Group’s medicines ; the impact of reliance on third - party goods and services ; the risk of failure in information technology, data protection or cybercrime ; the risk of failure of critical processes ; any expected gains from productivity initiatives are uncertain ; the risk of failure to attract, develop, engage and retain a diverse, talented and capable workforce ; the risk of failure to adhere to applicable laws, rules and regulations ; the risk of the safety and efficacy of marketed medicines being questioned ; the risk of adverse outcome of litigation and/or governmental investigations ; the risk of failure to adhere to increasingly stringent anti - bribery and anti - corruption legislation ; the risk of failure to achieve strategic plans or meet targets or expectations ; the risk of failure in financial control or the occurrence of fraud ; the risk of unexpected deterioration in the Group’s financial position ; and the impact that global and/or geopolitical events such as the COVID - 19 pandemic and the Russia - Ukraine war, may have or continue to have on these risks, on the Group’s ability to continue to mitigate these risks, and on the Group’s operations, financial results or financial condition . Nothing in this document, or any related presentation/webcast, should be construed as a profit forecast . There can be no guarantees that the conditions to the closing of the proposed transaction with CinCor will be satisfied on the expected timetable or at all or that baxdrostat or any combination product will receive the necessary regulatory approvals or prove to be commercially successful if approved . 2 Forward - looking statements

Science-led, patient-centered

Developing innovative medicines for millions globally









Science and innovation led

179
projects in our pipeline

>35
major regulatory registrations events in 2022

13
new molecular entities in pipeline

Diverse therapy area focus

Oncology

BioPharmaceuticals
- Cardiovascular, Renal & Metabolism (CVRM)
- Respiratory & Immunology (R&I)
- Vaccines & Immune Therapies (V&I)

Rare Disease

Strength across primary, specialty and rare

$33.1bn
Total Revenue in 9M 2022

$5.28
Core EPS in 9M 2022

Committed to people, planet and society

Environmental protection
Scope 1 & 2: **98% reduction by 2026**
Scope 3: **50% reduction by 2030**[1] and **90% reduction by 2045**

Access to healthcare
to reach **50 million people**[2] by 2025

Ethics and transparency
with ambition of **gender equality by 2025**

1. Ambition Zero Carbon: to be carbon neutral across our global operations and fleet (Scope 1 and 2) by 2025 and carbon negative across our entire value chain by 2030, including offsets. Our net zero scope 1-3 science-based targets have been verified under the Science Based Targets initiative Net-Zero Corporate Standard: reducing our greenhouse gas emissions, Scope 1 and Scope 2, by 98% by early 2026, from 2015 baseline and reducing our greenhouse gas emissions across Scope 3 by 50% by 2030, a 90% reduction by 2045, from 2019 baseline. 2. 50m people cumulatively reached through our flagship programmes: Healthy Heart Africa, Young Health Programme and Healthy Lung.

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Entrepreneurial culture, focused on helping the world 4 LAAB = long - acting antibody. We continued our clinical trials around the world and delivered medicines to patients We kept our employees safe through testing and bolstered the UK’s national testing effort We mobilised our own research to advance the development of a LAAB, recognising that not everyone could receive a vaccine We partnered with Oxford University to develop a vaccine made for the world at no profit during the pandemic Culture case study: our response to the COVID - 19 pandemic Our people and values 83,000 employees worldwide 130 countries in which we operate We follow the science We put patients first We play to win We do the right thing We are entrepreneurial

$24.4bn $26.6bn $37.4bn $33.1bn Strong financials 5 1. Growth rates for Total Revenue and Core EPS are at constant exchange rate. EPS = earnings per share. Double digit growth in Oncology, BioPharmaceuticals and Rare Disease driving earnings growth and cash generation $3.50 $4.02 $5.29 $5.28 $3.0bn $4.8bn $6.0bn $7.4bn $0.0bn $1.0bn $2.0bn $3.0bn $4.0bn $5.0bn $6.0bn $7.0bn $8.0bn Total Revenue Core EPS Net Cash Flow From Operating Activities FY 2019 FY 2020 FY 2021 9M 2022 FY 2019 FY 2020 FY 2021 9M 2022 FY 2019 FY 2020 FY 2021 9M 2022 Growth 1 in 9M 2022 Growth 1 in 9M 2022 Growth in 9M 2022

Value - adding business development Reinvestment in the business Capital allocation priorities 6 1. Core R&D Expense as a percentage of Total Revenue was 21.5% in 9M 2022 . 2. Progressive dividend policy defined as dividend per share either stable or increasing in US dollar terms. R&D = Resear ch & Development. Effective deployment of capital to ensure opportunities for further growth Acquisitions Collaborations In - licensing Returning value Strong investment grade rating Discovery Early - stage development Late - stage development Medical Affairs and other illustrative split of R&D investment L ong term: A S hort term: A - 2 Outlook: Stable L ong term: A3 S hort term: P - 2 Outlook: Stable

7 PROTACS = proteolysis targeting chimeras; ADCs = antibody - drug conjugates; CAR - T = chimeric antigen receptor (CAR) T - cell therapy; Treg = regulatory T - cell; siRNA = small interfering ribonucleic acid; mRNA = mod ified ribonucleic acid; DNA = deoxyribonucleic acid; AI = artificial intelligence. Strengthening scientific leadership Extensive R&D investment in cutting - edge platforms and technology Small molecules Enhancing our understanding of disease biology Better predictions of clinical success Pioneering new approaches to clinical interventions Creating the next generation of therapeutics Antibody therapeutics Peptide/protein therapeutics Nucleotide - based therapeutics Cell - based therapeutics in vivo - expressed biologics • PROTACS • Nanoparticles • Monoclon al • ADCs • Bispecifics • Therapeutic proteins • Bicyclic peptides • Anticalin proteins • Antisense oligonucleotides • Oligonucleotide conjugates • Therapeutic gene editing • CAR - T therapy • Macrophage therapy • TReg stabilisation • Viral vectors • DNA vectors Underpinned by advancements in Data, AI and Digital Health ‘Growth Through Innovation’ investing in four areas to create the greatest and swiftest impact on disease • Fragments • T - cell engagers • siRNA • mRNA

Continuing momentum in commercial execution

across all therapy areas, into new diseases and geographies

9M 2022

Oncology
TR: 24% GROWTH (CER)

TAGRISSO osimertinib | IMFINZI durvalumab | Lynparza olaparib

blockbusters with double digit growth

CALQUENCE (acalabrutinib) 100 mg capsules — 77% growth 9M 2022

ENHERTU fam-trastuzumab deruxtecan-nxki — 165% growth 9M 2022

BioPharmaceuticals
TR: 16% GROWTH (CER)

farxiga — fastest growing SGLT2i globally three consecutive blockbuster quarters in 2022

Beyfortus — approved in the EU for RSV

Rare Disease
TR: 10% GROWTH (CER)*

SOLIRIS (eculizumab) — aHUS and PNH launch in China

ULTOMIRIS (ravulizumab-cwvz) — 35% growth 9M 2022 following gMG approval

2023 focus

Oncology

IMFINZI durvalumab, IMJUDO tremelimumab-actl — winning in GI cancer

TAGRISSO osimertinib — expanding in adjuvant

Lynparza olaparib — expanding into 1L mCRPC

ENHERTU fam-trastuzumab deruxtecan-nxki — redefining breast cancer

CALQUENCE (acalabrutinib) — consolidating leadership in CLL

BioPharmaceuticals

BREZTRI, TEZSPIRE (tezepelumab-ekko), Saphnelo (anifrolumab-fnia) — accelerating recent launches farxiga — expanding into HFpEF

PT027 — launch/access prep

Rare Disease

ULTOMIRIS (ravulizumab-cwvz) — growth in gMG and NMOSD[1]

Strensiq (asfotase alfa) for injection — continued demand momentum

*Proforma growth. 1. *Ultomiris* NMOSD regulatory decision anticipated in H1 2023 in US and EU. GI = gastrointestinal; CLL = chronic lymphocytic leukaemia; SGLT2i = sodium-glucose co-transporter-2 inhibitor; aHUS = atypical haemolytic uraemic syndrome; PNH = paroxysmal nocturnal haemoglobinuria; gMG = generalised myasthenia gravis; NMOSD = neuromyelitis optica spectrum disorder. Collaboration partners: Merck (*Lynparza*), Daiichi Sankyo (*Enhertu*), Sanofi (*Beyfortus*), Amgen (*Tezspire*), Avillion (PT027).

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AstraZeneca positioned to lead in CVRM

AstraZeneca to acquire CinCor Pharma to strengthen cardiorenal pipeline

Enhancing our position in CVRM

Developing and delivering innovative, life-changing medicines and solutions for the millions of people affected by the complex spectrum of CVRM diseases

Dyslipidaemia /Thrombosis ↓
Andexxa
AZD0870

Heart failure ↓
Farxiga
mitiperstat
balcinrenone

Chronic kidney disease ↓
Farxiga
mitiperstat
balcinrenone
zibotentan
baxdrostat CINCOR

Transthyretin amyloidosis ↓
eplontersen

Metabolism ↓
zibotentan
Early pipeline

Hypertension ↓
baxdrostat CINCOR

Improving treatment and outcomes for patients; building on *Farxiga's* success

The clinical burden of treatment resistant hypertension

Hypertension, a silent killer:
systolic blood pressure above 130 / 80 mm Hg

7 million
patients in the US are on three or more anti-hypertensive medicines and are still not at BP goal - **treatment resistant**

Current standard of care:
ASIs and MRAs (spironolactone)
target the aldosterone pathway to lower BP

MRAs → undesirable androgenic side effects e.g., gynecomastia

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BP = blood pressure; ASIs = aldosterone synthase inhibitors; MRAs = mineralocorticoid receptor antagonists. Collaboration partner: Ionis (eplontersen).

Baxdrostat: addresses a large unmet need in cardiorenal disease

A potential best-in-class ASI for treatment resistant hypertension

Baxdrostat (CIN-107) – a highly selective, aldosterone synthase inhibitor (ASI)

Baxdrostat is highly selective for aldosterone synthase and spares the cortisol pathway

BrigHTN Phase II trial:
Baxdrostat **significantly reduced** systolic BP after 12-week treatment period, in treatment-resistant hypertensive patients (on diuretics, CCBs, BBs, ACEs or ARBs)


C Change in Systolic Blood Pressure over Time
Placebo
Baxdrostat, 0.5 mg
Baxdrostat, 1 mg
Baxdrostat, 2 mg
LSM Change (mm Hg)
0
-5
-10
-15
-20
-25
-30
0
20
40
60
80
100
Trial Day

Well tolerated in Phase II trials, does not generate the same level of androgenic AEs as MRAs used for trHTN

- **Hypertension:** high-risk factor for stroke, CAD, heart attack and CKD; current treatment options limited
- **Baxdrostat is a potential leading next-generation ASI**: expected to help control blood pressure in patients with tough to control hypertension. Phase III to start H1 2023
- **Strong strategic fit to build leading cardiorenal portfolio**: potential for combinations with *Farxiga*, aiming to provide both BP reduction and organ protection

Deal terms

- $26 per share in cash at deal closing (upfront equity value of $1.3bn)
  - At transaction close, AstraZeneca will acquire CinCor's cash and marketable securities (~$0.5bn)
- A non-tradable contingent value right of $10 per share in cash payable upon a specified regulatory submission of baxdrostat



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CCB = calcium channel blockers; BBs = beta blockers; ACE = angiotensin-converting enzyme; AE = adverse events; ARBs = angiotensin receptor blockers; ASI = aldosterone synthase inhibitors; MRAs = mineralocorticoid receptor antagonists; CAD = coronary arterial disease; CKD = chronic kidney disease; BP = blood pressure; trHTN = treatment-resistant hypertension.

2022: An incredible year of clinical success

Exceptional delivery of best-in-industry pipeline

Positive Phase III data readouts, selected

- *Enhertu* DESTINY-Breast04
HER2-low breast cancer
- *Ultomiris* – CHAMPION-NMOSD
neuromyelitis optica spectrum disorder
- *Farxiga* – DELIVER
HFpEF
- eplontersen – NEURO-TTRansform
ATTRv-PN
- danicopan – ALPHA
PNH with clinically significant EVH
- capivasertib – CAPItello-291
advanced breast cancer

Regulatory approvals in major markets, including:

- *Lynparza* – OlympiA
early breast cancer (US, EU, JP)
- *Evusheld* – PROVENT/TACKLE
COVID-19 prevention/treatment (EU, JP)
- *Ondexxya* – ANNEXA-4
acute major bleeds (JP)
- *Ultomiris* – CHAMPION-MG
gMG (US, EU, JP)
- *Enhertu* – DESTINY-Breast03
HER2-positive breast cancer (US, EU)
- *Saphnelo* – MUSE/TULIP1&2
lupus (EU)
- *Enhertu* – DESTINY-Breast04
HER2-low breast cancer (US)
- *Enhertu* – DESTINY-Lung02
HER2-low breast cancer (US)
- *Tagrisso* – ADAURA
early EGFRm lung cancer (JP)
- *Beyfortus* – MELODY/MEDLEY
RSV (EU)
- *Imfinzi* – TOPAZ-1
biliary tract cancer (US, EU, JP)
- *Forxiga* – DAPA-CKD
chronic kidney disease (CN)
- *Tezspire* – NAVIGATOR
severe asthma (EU, JP)
- *Lynparza* – PAOLA-1
HRD-positive ovarian cancer (CN)
- *Koselugo* – SPRINT
NF1-PN (JP)
- *Imfinzi/Imjudo* – HIMALAYA
unresectable liver cancer (US, JP)
- *Soliris* – PNH and
aHUS (CN)
- *Enhertu* – DESTINY-Gastric01/02
gastric cancer (EU)
- *Lynparza* – PROpel
metastatic CRPC (EU)
- *Imfinzi* – POSEIDON
NSCLC (JP)
- *Calquence* – ELEVATE-TN
CLL (JP)

HER2-low = human epidermal growth factor receptor 2-low; NMOSD = neuromyelitis optica spectrum disorder; HFpEF = heart failure with preserved ejection faction; ATTRv-PN = hereditary transthyretin-mediated amyloid polyneuropathy; PNH = paroxysmal nocturnal haemoglobinuria; EVH = extravascular haemolysis; gMG = generalised myasthenia gravis; HER2-positive = human epidermal growth factor receptor 2-positive; EGFRm = epidermal growth factor receptor mutated; RSV = respiratory syncytial virus; HRD-positive = homologous recombination deficiency-positive; NF1 = neurofibromatosis type 1; PN = plexiform neurofibromas; aHUS = atypical haemolytic uraemic syndrome; CRPC = castrate-resistant cancer; chronic lymphocytic leukaemia; CLL = chronic lymphocytic leukaemia.
Collaboration partners: Merck (*Lynparza, Koselugo*), Daiichi Sankyo (*Enhertu*), Sanofi (*Beyfortus*), Amgen (*Teszpire*).

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Key upcoming newsflow and selected next wave pipeline

	H1 2023	H2 2023
Regulatory decision	***Imfinzi*** – biliary tract cancer (TOPAZ-1) (EU) ***Imfinzi*** – liver cancer (1L) (HIMALAYA) (EU) ***Enhertu*** – HER2-low breast cancer (3L) (DESTINY-Breast04) (EU) ***Enhertu*** – HER2+ gastric cancer (2L) (DESTINY-Gastric01) (EU) ***Enhertu*** – HER2+ breast cancer (2L) (DESTINY-Breast03) (CN) ***Enhertu*** – HER2-low breast cancer (3L) (DESTINY-Breast04) (JP, CN) ***Farxiga*** – HFpEF (DELIVER) **PT027** – asthma (MANDALA/DENALI) (US) ***Ultomiris*** – NMOSD (CHAMPION-NMOSD)	***Beyfortus*** – RSV (US) ***Soliris*** – gMG (CN) ***Koselugo*** – NF1-PN (SPRINT) (CN)
Key Phase III data readouts	***Tagrisso*** – EGFRm NSCLC (1L) (FLAURA2) ***Imfinzi*** – SCLC (limited-stage) (ADRIATIC) ***Imfinzi*** – NSCLC (neoadjuvant) (AEGEAN) ***Imfinzi*** – liver cancer (adjuvant) (EMERALD-2) ***Lynparza*** – ovarian cancer (1L) (DUO-O) **Dato-DXd** – NSCLC (3L) (TROPION-Lung01) **roxadustat** – anaemia of myelodysplastic syndrome	***Tagrisso*** – EGFRm NSCLC (unresectable Stg. III) (LAURA) ***Imfinzi*** – NSCLC (unresectable, Stg. III) (PACIFIC-2) ***Imfinzi*** – bladder cancer (muscle invasive) (NIAGARA) ***Imfinzi*** – bladder cancer (1L) (NILE) ***Lynparza*** – endometrial cancer (1L) (DUO-E) ***Enhertu*** – HER2-low breast cancer (2L) (DESTINY-Breast06) ***Calquence*** – MCL (1L) (ECHO) **capivasertib** – TNBC (locally adv./met.) (CAPItello-290) ***Farxiga*** – myocardial infarction (DAPA-MI) ***Fasenra*** – EGPA (MANDARA) ***Fasenra*** – HES (NATRON)

Oncology **BioPharmaceuticals** **Rare Disease**



Next wave early pipeline
AZD8205 – B7H4 Top1i ADC
AZD0486 – CD3xCD20 TCE
AZD9592 – EGFR/cMET Top1i ADC
volrustomig – PD1/CTLA4 bispecific
AZD5851 – GPC3 armoured CAR-T
AZD2693 – PNPLA3
AZD3427 - relaxin
AZD0780 – oPCSK9
AZD6793 – IRAK4
AZD8630 - iTSLP
vemircopan – oral Factor D
gefurulimab – C5 mini-body
ALXN1850 – ng asfotase alfa
ALXN1820 – anti-properdin

1L = 1st-line; 2L = 2nd-line; 3L = 3rd-line; HER2-low = human epidermal growth factor receptor 2-low; HER2+ = human epidermal growth factor receptor 2-positive; HFpEF = heart failure with preserved ejection faction; NMOSD = neuromyelitis optica spectrum disorder; EGFRm = epidermal growth factor receptor mutated; SCLC = small cell lung cancer; NSCLC = non-small cell lung cancer; Dato-DXd = datopotamab deruxtecan; RSV = respiratory syncytial virus; gMG = generalised myasthenia gravis; NF1= neurofibromatosis type 1; PN = plexiform neurofibromas; MCL = mantle cell lymphoma; TNBC = triple negative breast cancer; EGPA = eosinophilic granulomatosis with polyangiitis; HES = hyper eosinophilic syndrome; ADC = antibody-drug conjugate; TCE = T-cell engager; PD1 = programmed cell death protein 1; CTLA4 = cytotoxic T-lymphocyte associated protein 4 ; CAR-T = chimeric antigen receptor (CAR) T-cell therapy; PNPLA3 = patatin-like phospholipase domain-containing protein 3; PCSK9 = proprotein convertase subtilisin/kexin type 9; IRAK4 = interleukin-1 receptor-associated kinase 4; iTSLP = inhaled thymic stromal lymphopoietin; ng = next-generation. Collaboration partners: Merck (*Lynparza*), Daiichi Sankyo (*Enhertu,* Dato-DXd), Sanofi (*Beyfortus*), Amgen (*Teszpire*), Avillion (PT027).

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2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 Total Revenue from COVID - 19 medicines in 2021 and 2022 Bar charts are illustrative only, not to scale Managed LOE • Diversified portfolio • Transition to next generation medicines Growth from robust portfolio and an innovative pipeline AstraZeneca: positioned to deliver industry - leading growth 13 1. Constant Exchange Rates. 2. CAGR = compound annual growth rate. Double - digit CAGR of non - COVID - 19 Total Revenue from 2021 (Alexion proforma) to 2025, assuming Constant Exchange Rates. Optimised LoE profile Mid - and long - term durability 2020 2025 2030 Brilinta Farxiga Soliris Lynparza Imfinzi Calquence Tagrisso Enhertu Dato-Dxd Ultomiris * Low twenties % increase in 2022 2021 - 2025 double digit CAGR 2 Industry - leading growth post 2025 Pipeline • Indication expansion • Geographic expansion • Future launches of NMEs with validated mechanisms All growth rates at CER 1

AstraZeneca: a sustainable, long - term growth opportunity 14 CAGR = compound annual growth rate. Multiple organic levers drive momentum and sustain attractive growth profile Committed to delivering double digit revenue CAGR through 2025 industry - leading growth 2025+ AND Industry - leading execution Strong track - record across key therapy areas Late - stage pipeline success Robust breadth and depth of Phase II and Phase III programmes including several high potential medicines Investment in early - stage Advancing key assets with blockbuster - potential and investing in new platforms and technology to unlock the next waves of growth

Closing comments and Q&A 15

Philip Sparks Investor Relations 16 BioPharmaceuticals (R&I, V&I), Other medicines philip.sparks1@astrazeneca.com Andy Barnett Head of Investor Relations andrew.barnett@astrazeneca.com Morgan Sanford Oncology morgan.sanford@astrazeneca.com Josie Afolabi Oncology josie.afolabi@astrazeneca.com Rachel Korolyshun Rare Disease, ESG rachel.korolyshun@astrazeneca.com Christer Gruvris BioPhamaceuticals (CVRM), Finance and Fixed Income christer.gruvris@astrazeneca.com Lauren Swales Rare Disease, ESG lauren.swales@astrazeneca.com

17 The tender offer described in this presentation has not yet commenced . This presentation is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of CinCor or any other securities, nor is it a substitute for the tender offer materials described herein . At the time the planned tender offer is commenced, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by AstraZeneca PLC (AstraZeneca), AstraZeneca Finance and Holdings Inc . and Cinnamon Acquisition, Inc . , a wholly - owned indirect subsidiary of AstraZeneca, with the Securities and Exchange Commission (the SEC), and a solicitation/recommendation statement on Schedule 14 D - 9 will be filed by CinCor with the SEC . INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ BOTH THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14 D - 9 REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME , WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES . Investors and security holders may obtain a free copy of the Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents and the Solicitation/Recommendation Statement (when available) and other documents filed with the SEC at the website maintained by the SEC at www . sec . gov or by directing such requests to the information agent for the tender offer, which will be named in the tender offer statement . In addition, CinCor files annual, quarterly and current reports and other information, and AstraZeneca files annual reports and other information with the SEC, which are available to the public from commercial document - retrieval services and at the SEC’s website at www . sec . gov . Copies of the documents filed with the SEC by AstraZeneca may be obtained at no charge on AstraZeneca’s internet website at www . astrazeneca . com /investors . Copies of the documents filed with the SEC by CinCor may be obtained at no charge under the “Investors” section of CinCor’s internet website at www . cincor . com . Important information about the tender offer

Confidentiality Notice This file is private and may contain confidential and proprietary information. If you have received this file in error, please notify us and remove it from your system and note that you must not copy, distribute or take any action in reliance on it. Any unauthorized use or disclosure of the contents of this file is not permitted and may be unlawful. AstraZeneca PLC, 1 Francis Crick Avenue, Cambridge Biomedical Campus, Cambridge, CB2 0AA, UK, T: +44(0)203 749 5000, www.astrazeneca.com 18